SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                            __X__
Filed by a party other than the Registrant                         _____

Check the appropriate box:

___      Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_      Definitive Proxy Statement
___      Definitive Additional Materials
___      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                         CITIZENS FIRST FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_     No fee required.
___     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

        (5) Total fee paid:

            -------------------------------------------------------------------

___     Fee paid previously with preliminary materials.
___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

        Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid: ___________________________________________
        (2) Form, Schedule or Registration Statement: _________________________
        (3) Filing Party: _____________________________________________________
        (4) Date Filed: _______________________________________________________

                         CITIZENS FIRST FINANCIAL CORP.
                           2101 NORTH VETERANS PARKWAY
                              BLOOMINGTON, IL 61704
                                 (309) 661-8700




                                                                 March 22, 1999



Dear Shareholder:

         I am pleased to invite you to attend the Citizens First Financial Corp.'s 1999 annual meeting of shareholders on Monday, April 26, 1999. We will hold the meeting at 10:00 a.m. at Jumer's Chateau, 1601 Jumer Drive, Bloomington, Illinois.

         On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company's 1998 Annual Report.

         Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. PLEASE COMPLETE AND MAIL IN YOUR PROXY CARD PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING. You can attend the meeting and vote in person, even if you have sent in a proxy card.

         The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

         The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.


                                       Sincerely,


                                       /s/C. William Landefeld

                                       C. William Landefeld
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         CITIZENS FIRST FINANCIAL CORP.
                           2101 NORTH VETERANS PARKWAY
                              BLOOMINGTON, IL 61704


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------



TIME.....................     10:00 a.m. on Monday, April 26, 1999

PLACE....................     Jumer's Chateau
                              1601 Jumer Drive
                              Bloomington, Illinois

ITEMS OF BUSINESS........     (1) To elect two members of the Board of Directors
                                  for three year terms.

                              (2) To ratify the selection of Olive LLP as
                                  independent auditors of the Company for the 1999 fiscal year.

                              (3) To approve elimination of restrictions and to
                                  authorize committee action concerning vesting and awarding of stock options under the Company's stock incentive plan.

                              (4) To approve an increase in the number of shares
                                  reserved for issuance of stock or stock
                                  options under the Company's stock incentive plan.

                              (5) To transact such other business as may
                                  properly come before the Meeting.

ANNUAL REPORT............     Our 1998 Annual Report, which is not a part of
                              the proxy soliciting material, is enclosed.

RECORD DATE..............     You can vote if you are a shareholder of record on
                              March 1, 1999.

QUORUM...................     A majority of the shares of common stock must be
                              represented at the meeting. If there are insufficient shares, the meeting may be adjourned.



                                                         /s/Richard F. Becker
March 22, 1999                                                Richard F. Becker
                                                                      Secretary

                                TABLE OF CONTENTS

-------------------------------------------------------------------------------

SOLICITATION AND VOTING...........................................................................................5
   Shareholders Entitled to Vote..................................................................................5
   Voting Procedures..............................................................................................5
   Voting Procedures for Shares in the Company's 401(k) Plan or ESOP..............................................6
   Required Vote..................................................................................................6
   Revoking a Proxy...............................................................................................6
   List of Shareholders...........................................................................................7
   Cost of Proxy Solicitation.....................................................................................7
   Inspector of Election..........................................................................................7
   Other Matters..................................................................................................7
GOVERNANCE OF THE COMPANY.........................................................................................8
   Role and Composition of the Board of Directors.................................................................8
   The Audit Committee............................................................................................8
   The Nominating Committee.......................................................................................9
   The Compensation/Benefits Committee............................................................................9
   Directors' Compensation........................................................................................9
ITEM 1.  ELECTION OF DIRECTORS...................................................................................10
   NOMINEES WHOSE TERMS WILL EXPIRE IN 2002......................................................................11
   CONTINUING DIRECTORS WITH TERMS EXPIRING 2000.................................................................11
   CONTINUING DIRECTORS WITH TERMS EXPIRING 2001.................................................................11
ITEM 2.  APPROVALS OF AUDITORS...................................................................................12
ITEM 3.  APPROVAL TO ELIMINATE RESTRICTIONS AND TO AUTHORIZE COMMITTEE ACTION CONCERNING VESTING AND
AWARDS UNDER THE STOCK INCENTIVE PLAN............................................................................12
   Why Are We Seeking Your Approval?.............................................................................12
   Why Does the Company Have Such a Plan?........................................................................12
   Who Administers the Incentive Plan?...........................................................................13
   What Awards May Be Granted Under the Incentive Plan?..........................................................13
   Incentive Stock Options.......................................................................................13
   Non Statutory Options.........................................................................................13
   Limited Rights................................................................................................13
   Stock Awards..................................................................................................13
   Other Awards..................................................................................................14
   What is the Tax Treatment of the Various Awards?..............................................................14
   ISOs..........................................................................................................14
   Non Statutory Options.........................................................................................14
   Stock Awards..................................................................................................14
   Limited Rights................................................................................................15
   What Are the Other Important Provisions of the Plan?..........................................................15
   What Amount of Stock Has Been Reserved for Issuance Under the Plan?...........................................15
   What Provisions Must be Approved Again by the Shareholders?...................................................16
   What Are the Company's Plans if the Restrictions Are Removed?.................................................16
   What Am I Being Asked to Approve?.............................................................................17
ITEM 4.  APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED IN THE
STOCK INCENTIVE PLAN.............................................................................................17
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS
AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP..............................................................18
SECURITY OWNERSHIP OF SHAREHOLDER HOLDING 5% OR MORE.............................................................19
EXECUTIVE COMPENSATION...........................................................................................20

   Compensation Table............................................................................................21
   Total Option Exercised in 1998 and Year End Values............................................................22
   Other Compensation Arrangements...............................................................................22
   Employee Stock Ownership Plan and Trust.......................................................................23
   Supplemental Executive Retirement Plan........................................................................23
   Transactions With Certain Related Persons.....................................................................23
   Employment Agreements.........................................................................................24
PERFORMANCE GRAPH................................................................................................25
EXECUTIVE COMPENSATION COMMITTEE REPORT..........................................................................26
   Overview......................................................................................................26
   CEO Compensation..............................................................................................27
   Tax Policy....................................................................................................27
COMPLIANCE WITH SECTION 16.......................................................................................28
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF SHAREHOLDERS...............................................................................28

                                                 Citizens First Financial Corp.
                                                 2101 North Veterans Parkway
                                                 Bloomington, IL  61704

                             SOLICITATION AND VOTING

-------------------------------------------------------------------------------

         We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Citizens First Financial Corp. (the "Company" "we" or "us") is soliciting your proxy to vote at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting.

         You are invited to attend our Annual Meeting of Shareholders on April 26, 1999 beginning at 10:00 a.m. The Annual Meeting will be held at Jumer's Chateau, 1601 Jumer Drive, Bloomington, Illinois.

         This Proxy Statement and the enclosed form of proxy are being mailed starting March 22, 1999.


SHAREHOLDERS ENTITLED TO VOTE

         Holders of record of common stock of the Company at the close of business on March 1, 1999 are entitled to receive this notice. Generally, each share of common stock of the Company is equal to one vote. However, the Company's Certificate of Incorporation limits the number of shares that may be voted by any holder owning beneficially more than 10% of the outstanding shares of the common stock of the Company (the "Limit"). A beneficial holder of shares in excess of the Limit may not vote any shares exceeding the Limit. A shareholder may exceed the Limit if affiliates of the shareholder as well as persons acting in concert hold sufficient shares together with such shareholder so as to exceed the Limit. Pursuant to the Certificate of Incorporation, the Board of Directors will (i) make all determinations necessary to implement these rules and (ii) demand that anyone reasonably believed to beneficially own shares in excess of the Limit supply information to the Company to enable the enforcement of these rules.

         There is no cumulative voting at the Annual Meeting.

         As of the record date, there were 2,214,817 common shares outstanding.


VOTING PROCEDURES

         Unless you hold your shares in the Company's Profit Sharing and Savings Plan (the "401(k) Plan") or the Employee Stock Ownership Plan and Trust (the "ESOP"), you can vote on matters to come before the meeting in one of two ways:

         *  You can come to the Annual Meeting and cast your vote there; or

         * You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

         You may also choose to vote for all of the nominees for Directors and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

         The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

         If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.


VOTING PROCEDURES FOR SHARES IN THE COMPANY'S 401(k) PLAN OR ESOP

         If you participate in the Company's 401(k) Plan or ESOP, please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan or ESOP and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan or ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.


REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

         Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker "non votes" are not counted in determining the vote. As to ratification of Olive LLP, the other proposals set forth herein, and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker non votes are again not counted for purposes of approving the matter.


REVOKING A PROXY

         If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

         *  You may send in another proxy with a later date;

         * You may notify the Company's Secretary in writing at Citizens First Financial Corp., 2101 North Veterans Parkway, Bloomington, Illinois 61704; or

         * Unless you hold shares in the Plans, you may revoke by voting in person at the Annual Meeting.

         If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.


LIST OF SHAREHOLDERS

         A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices at 2101 North Veterans Parkway, Bloomington, Illinois for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.


COST OF PROXY SOLICITATION

         We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. We have hired Kissel-Blake, Inc., a proxy solicitation firm, to assist us in the distribution and solicitation of proxies. We will pay Kissel-Blake, Inc. a fee of $3,000 plus out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.


INSPECTOR OF ELECTION

         Your proxy returned in the enclosed envelope will be delivered to the Company's transfer agent, Registrar and Transfer Company ("RTC"). The Board of Directors has designated RTC to act as inspectors of election and to tabulate the votes at the Annual Meeting. RTC is not otherwise employed by, or a Director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.


OTHER MATTERS

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

-------------------------------------------------------------------------------

                            GOVERNANCE OF THE COMPANY

-------------------------------------------------------------------------------

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

         Our Company's Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Certificate of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company's day to day operations. The Board acts as an advisor to management and also monitors its performance.

         Members of the Board of Directors serve also as Directors of Citizens Savings Bank, F.S.B. (the "Bank"). The Bank is the Company's wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.

         During 1998, the Board of Directors met as the Company's Board of Directors 8 times. In addition, the Board of Directors has authorized three Committees to manage distinct matters of the Company. These Committees are the Audit Committee, the Nominating Committee and the Compensation/Benefits Committee. Membership on each of the Committees is set forth on the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 1998.


Name                 Board         Audit        Nominating         Compensation
----                 -----         -----        ----------         ------------

Borngasser, Jr.        X                             X
Hoffman                X             X                                  X
Broquard               X             X
Landefeld              X                             X                  X
Wells                  X             X               X                  X
-------
Meetings in 1998       8             1               1                  1
----------------



THE AUDIT COMMITTEE

         The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

         *  maintaining a liaison with the outside auditors,

         *  reviewing the adequacy of internal controls

         * reviewing with management and outside auditors financial disclosures of the Company

         * reviewing any material changes in accounting principles or practices used in preparing statements


THE NOMINATING COMMITTEE

         The Company's Nominating Committee considers and recommends the nominees to stand for election at the Company's Annual Meeting.


THE COMPENSATION/BENEFITS COMMITTEE

         The Compensation/Benefits Committee is responsible for establishing annual and long term performance goals for the Chief Executive Officer (Mr. Landefeld) and senior management. This Committee also approves the senior officers' compensation and other incentive compensation programs. The Committee's functions include:

         *  awarding shares or options under the Company's stock option plan

         * determining compensation to be paid pursuant to the Company's incentive plan and

         * publishing an annual Executive Compensation Committee Report for the shareholders.

         The Committee is aided in performing these functions by the counsel of members of the Bank's Compensation Committee.


DIRECTORS' COMPENSATION

         The Directors of the Company did not receive any fees or retainers for serving on the Company's Board of Directors in fiscal 1998. However, the Directors did receive an annual retainer of $13,250 for serving on the Board of the Bank. In addition, the Company maintains two compensation plans for
Directors:

         * STOCK-BASED INCENTIVE PLAN. The Company maintains the Incentive Plan for both directors and employees. In 1996, each Outside Director of the Company and Bank was granted non-statutory stock options to purchase 9,390 shares of Common Stock, and Stock Awards for 3,755 shares of Common Stock. The options and Stock Awards to Outside Directors vest in five equal annual installments, commencing November 12, 1997, the first anniversary of the effective date of the grants. In the event a director ceases service due to death or disability, all unvested options and Stock Awards will vest immediately. No awards were made in 1997 or 1998.

         * ADVISORY DIRECTORS RETIREMENT PLAN. The Bank maintains an Advisory Directors Retirement Plan (formerly known as the Directors Emeritus Retirement Plan) which provides retirement benefits to duly elected Directors and Advisory Directors as of December 31, 1997. The plan provides that in consideration for services and consultation rendered as an Advisory Director, the Advisory Directors will receive annual cash benefits equal to the annual director's fees received at the time of retirement, up to an annual maximum of $12,650 per participant in this single premium insurance annuity for each covered Advisory Director. Currently there are nine Advisory Directors.


-------------------------------------------------------------------------------

                          ITEM 1. ELECTION OF DIRECTORS

-------------------------------------------------------------------------------


         The Board of Directors is divided into three classes, currently consisting of two classes of two directors and one class with one director. Each class of directors has three year terms. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.

         Two directors will be elected at the Annual Meeting to serve for three-year terms expiring at our Annual Meeting in the year 2002.

         The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the two nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

         The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2002 at the Annual Meeting: C. William Landefeld and Jeffrey M. Solberg.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

         We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting is set forth below. Such terms may include years of services for the Bank prior to the formation of the Company.

-------------------------------------------------------------------------------

                    NOMINEES WHOSE TERMS WILL EXPIRE IN 2002

-------------------------------------------------------------------------------



         NAME AND AGE AS OF                  POSITION, PRINCIPAL OCCUPATION,
         THE ANNUAL MEETING                           BUSINESS EXPERIENCE AND DIRECTORSHIP
         ------------------                           ------------------------------------

C. William Landefeld..............59         Director, President and Chief Executive Officer
                                             since 1987. Also a member of Nominating and
                                             Compensation Committees of our Board of Directors.

Jeffrey M. Solberg................47         1/99 to present, Vice President-Finance, Growmark,
                                             Inc., an agribusiness; 1994 to 1998, Treasurer,
                                             Growmark, Inc.

-------------------------------------------------------------------------------

                  CONTINUING DIRECTORS WITH TERMS EXPIRING 2000

-------------------------------------------------------------------------------



         NAME AND AGE AS OF                  POSITION, PRINCIPAL OCCUPATION,
         THE ANNUAL MEETING                           BUSINESS EXPERIENCE AND DIRECTORSHIP
         ------------------                           ------------------------------------

Dean Broquard....................61          Our Director since August 1998. President and
                                             Owner, Keck's Agency, Inc., an insurance agency.
                                             Member of Audit Committee.


-------------------------------------------------------------------------------

                  CONTINUING DIRECTORS WITH TERMS EXPIRING 2001

-------------------------------------------------------------------------------


Paul J. Hoffman..................64          Our Director since 1980. Member of our Audit and
                                             Compensation Committees. Owner of a grain farm.

-------------------------------------------------------------------------------

Ronald C. Wells..................55          Our Director since 1993. Member of our Audit,
                                             Nominating and Compensation Committees. President
                                             of Central Supply Co., Inc., a maintenance supply
                                             distributor.

                          ITEM 2. APPROVAL OF AUDITORS

-------------------------------------------------------------------------------

         The Board of Directors, upon the recommendation of its Audit Committee, has appointed Olive LLP to serve as our independent auditors for 1999, subject to the approval of our shareholders.

         Representatives of Olive LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

         The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker non votes, is required for approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF OLIVE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR 1999.


  ITEM 3. APPROVAL TO ELIMINATE RESTRICTIONS AND TO AUTHORIZE COMMITTEE ACTION CONCERNING VESTING AND AWARDS UNDER THE STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------



WHY ARE WE SEEKING YOUR APPROVAL?

         At a special meeting of the shareholders of this Company on November 12, 1996, shareholders approved the 1996 Stock Based Incentive Plan (the "Incentive Plan"). Section 23 of the Plan contained provisions, described more particularly below, that would allow the Plan Committee to alter vesting and make awards without regard to certain limitations (the "Section 23 Provisions"). Under the rules and regulations of the Office of Thrift Supervision (the "OTS"), such a provision could not go into effect before May 1, 1997 (the 1 year anniversary date of the conversion). Therefore, the Section 23 Provisions approved by shareholders provided that they would not take effect until such time.

         Following shareholder approval of the Incentive Plan, the OTS advised the Company that the approval of the Section 23 provisions was invalid because under OTS rules and regulations such provisions may not be added until one year after the conversion. In response to the OTS' concern, the Company agreed to not implement the Section 23 Provisions until it obtains approval of shareholders at this Annual Meeting.

         To assist you in evaluating this proposal, we will describe the Plan for you as it is currently implemented. We will then explain the Section 23 Provisions for which we seek your approval. The discussion which follows is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix A.


WHY DOES THE COMPANY HAVE SUCH A PLAN?

         The purposes of the Incentive Plan are:

         *  to attract and retain qualified personnel in key positions;

         * to align the interests of employees to the Company by giving awards dependent upon the stock price of the Company; and

         *  to award employees for outstanding performance.

         Employees and outside directors (directors not employed by the Company) are entitled to receive awards under the Incentive Plan.


WHO ADMINISTERS THE INCENTIVE PLAN?

         The Plan is administered by a committee comprised of the entire Board of Directors (the "Committee"). As discussed below, the Committee has considerable discretion in determining the terms of various awards.


WHAT AWARDS MAY BE GRANTED UNDER THE INCENTIVE PLAN?

         The Incentive Plan authorizes a variety of awards as follows:


INCENTIVE STOCK OPTIONS

         These are options to purchase common stock of the Company that qualify under Section 422 of the Internal Revenue Code. These options confer certain tax benefits upon recipients but do not permit tax deductions to the Company. They are commonly called ISOs.


NON STATUTORY OPTIONS

         These are options to purchase common stock that do not qualify for the tax treatment set forth in Section 422. Recipients do not attain the tax benefits provided in Section 422, but the Company can obtain a deduction.


LIMITED RIGHTS

         Limited rights are rights to obtain a lump sum cash payment upon exercise of an option rather than the common stock. These rights are granted with an option, but the right to receive cash is exercisable only if there has been a change of control of the Bank or the Company. The cash amount in such event is equal to the difference between the exercise price of the related option and the fair market price of the common stock on the date of exercise less any applicable tax withholding.


STOCK AWARDS

         The Committee may award common stock subject to a vesting schedule and/or performance goals.

OTHER AWARDS

         The Incentive Plan originally approved provided for the granting of equitable adjustment rights and dividend equivalent rights. The Board of Directors has amended the Incentive Plan to eliminate these awards.


WHAT IS THE TAX TREATMENT OF THE VARIOUS AWARDS?

         As suggested in the discussion of the awards, there are various tax implications involved.

ISOS

         An optionee will generally not be deemed to have taxable income upon the grant or exercise of an ISO if the optionee does not dispose of shares received upon exercise prior to either:

         *  one year after the exercise or

         *  two years after the date of the grant of an option.

         For example, if an optionee exercises his option six months after the grant, he will have to hold the shares for another 18 months in order to satisfy the second requirement. Similarly, if an optionee exercises two years after the date of grant, the optionee must still hold the shares for one year.

         If the holding periods are met, the optionee will recognize a long term capital gain upon disposition of the shares equal to the excess of the exercise price and the price at which the shares are disposed. Also, if the periods are met, the Company may not take a deduction for the grant or exercise of the ISO. If holding periods are not met, the optionee will recognize ordinary income equal to the excess of the fair market value of the stock on the exercise date over the exercise price. The Company may take a deduction equal to the ordinary income recognized by the Optionee.


NON STATUTORY OPTIONS

         An optionee exercising a non-statutory option recognizes ordinary income in an amount equal to the fair market value of the common stock on the exercise date less the exercise price. The amount of such income is a deductible expense of the Company for tax purposes.


STOCK AWARDS

         When shares of Common Stock are distributed upon vesting, the recipient recognizes ordinary income equal to the fair market value of such shares at the date of distribution. The recipient also recognizes ordinary income equal to any dividends upon such shares and investment earnings accrued on such dividends.

LIMITED RIGHTS

         If a holder receives a lump sum payment due to the exercise of a limited right, he will recognize ordinary income in the amount of such payment, and the Company would have a deduction for such amount.


WHAT ARE THE OTHER IMPORTANT PROVISIONS OF THE PLAN?

         The Plan provides the following additional provisions:

         * The Committee has sole discretion to determine the form of payment for awards. The Committee may also use treasury stock, authorized but unissued stock or direct market purchases of common stock in order to satisfy its obligations under the Incentive Plan.

         * The Committee has the discretion to determine the form of any payment to be received by a participant which may include cash, certified check, borrowed funds or tendering previously acquired shares of common stock.

         * The Board of Directors may amend the Incentive Plan in any respect, at any time, provided that any amendments required by the Internal Revenue Code to maintain the tax treatment of ISOs will be brought before shareholders.

         * The Committee may make adjustments to any awards to prevent dilution or enlargement in the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate changes, or other increase or decrease in such shares without receipt or payment of consideration by the Company.

         * The Committee has the discretion to set the term of the options. Currently, options granted have had 10 year terms.

         * Exercise prices of stock options are set at a price no less than the fair market value of the Company's common stock on the date of grant.


WHAT AMOUNT OF STOCK HAS BEEN RESERVED FOR ISSUANCE UNDER THE PLAN?

         The current Incentive Plan provides that the maximum number of shares reserved is 394,450 shares provided that such number was not in excess of 14% of the common stock as of the original effective date of the Incentive Plan (November 12, 1996). Of this total, 281,750 shares are reserved for purchase upon exercise of options provided such amount is not in excess of 10% of the common stock on the Plan's original effective date. The remaining 112,700 shares are reserved for stock awards, provided such number is not in excess of 4% of the common stock on the Plan's original effective date.

WHAT PROVISIONS MUST BE APPROVED AGAIN BY THE SHAREHOLDERS?

         The rules and regulations of the OTS prohibit the approval of any stock based plan by the Company prior to one year after the conversion (May 1, 1997) that would permit any of the following:

         * Permit any Award or a modification to any Award made before May 1, 1997 that vests or becomes exercisable at a rate in excess of 20% per year of the total number of awards granted anyone except due to death or disability.

         * Permit an Award to any employee that exceeds 25% of the awards that may be granted under the Incentive Plan.

         * Permit an Award granted to any outside director that exceeds 5% of the total amount of awards that may be granted under the Plan.

         * Permit the aggregate amount of all awards granted to outside directors to exceed 30% of the total amount of awards which may be granted under the Incentive Plan.

         The Incentive Plan previously approved by our shareholders provided that the above restrictions would automatically cease one year after the conversion, or May 1, 1997. The OTS has objected to this automatic termination of restrictions and informed the Company that the elimination of such restrictions must be approved by shareholders at least one year after conversion.


WHAT ARE THE COMPANY'S PLANS IF THE RESTRICTIONS ARE REMOVED?

         Removal of the restrictions grants the Company the flexibility to make more awards to outside directors if necessary to attract such directors and to grant new options and adjust vesting schedules in existing options as necessary either to attract new or retain existing employees.

         Currently, if shareholders approve the removal of the above restrictions, the Company intends to provide in existing options and options granted in the future that the vesting of options would accelerate upon a change of control. The Incentive Plan generally defines a change of control to occur when a person or group acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank, or in the event of a merger or other form of business combination, sale of assets or contested election of directors which results in a change of control of a majority of incumbent directors of the Company or Bank.

         Currently, the Company has granted options to purchase shares of Company common stock and stock awards to employees and outside directors, all of which the Company anticipates would be modified to provide for accelerated vesting due to a change in control.

WHAT AM I BEING ASKED TO APPROVE?

         We are asking your approval to:

         * Permit the vesting of all awards at any rate (including immediate vesting upon the grant of an Award or upon a change in control) as the Committee may determine in its sole discretion.

         * Permit the Committee to make awards to any employee or outside director in any amount, subject only to what is available for issuance under the Incentive Plan.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REMOVAL OF RESTRICTIONS SO AS TO PERMIT THE COMMITTEE TO HAVE FULL DISCRETION IN SETTING VESTING SCHEDULES FOR AWARDS MADE PRIOR TO MAY 1, 1997 AND IN GRANTING THE AMOUNT OF ANY AWARDS.


                  ITEM 4. APPROVAL OF AN INCREASE IN THE NUMBER
                 OF SHARES RESERVED IN THE STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------

         We have fully summarized the Incentive Plan for you in Item 3. There you will note that the Incentive Plan reserves a total of 394,450 shares for the issuance of stock upon the exercise of option or vesting of stock awards. Of the total, 281,750 shares are reserved for stock to be issued upon the exercise of stock options and 112,700 shares are reserved for stock awards.

         Currently, the Board of Directors has approved, and the Company has issued options to purchase 281,750 shares and 112,700 shares in stock awards. The Board has determined that it requires additional shares to continue to attract and retain key employees. We are asking your approval to increase the total number of shares reserved under the Incentive Plan as follows:

                                                                      NUMBER
                                  FROM              TO          INCREASED BY
                                  ----              --          ------------

Total Under the Plan              394,450        519,450             125,000
Shares for Stock Options          281,750        406,750             125,000

         If you approve the above increase, the Company has already identified key personnel and Bank Directors to whom additional awards will be made. The Board does not anticipate that any awards will be made to Directors of the Company or its Executive Officers.

-------------------------------------------------------------------------------

            SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS,
                 MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
                 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

-------------------------------------------------------------------------------


                                                                  AMOUNT AND
                                                             NATURE OF BENEFICIAL               OWNERSHIP
                          NAME                                OWNERSHIP(1)(2)(3)          AS A PERCENT OF CLASS
--------------------------------------------------------------------------------------------------------------------

Borngasser, Jr. (retiring)...........................               22,536                        1.02%
Hoffman..............................................               19,511                          *
Broquard.............................................               10,658                          *
Landefeld............................................               89,354(4)(5)                  4.03%
Solberg..............................................               13,511                          *
Wells................................................               33,210                        1.50%
Becker (Officer).....................................               50,873(4)(5)                  2.30%
Smiley (Officer).....................................               49,377(4)(5)                  2.23%
    All directors and executive officers as a group..              289,030(6)                    13.05%

----------------------------------

(1) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.
(2) Includes 3,755 shares awarded to each outside director under the Citizens First Financial Corp. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Such awards commence vesting at a rate of 20% per year beginning on November 12, 1997. Each participant presently has voting power as to the shares awarded.
(3) Includes 3,756 shares subject to options granted to each outside director under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 5,634 shares subject to unexercisable options granted to each outside director under the Incentive Plan. Shares subject to options are exercisable on a cumulative basis in five equal annual installments commencing on November 12, 1997.
(4) Includes 28,175, 16,900 and 16,900 shares awarded to Messrs. Landefeld, Becker and Smiley respectively under the Incentive Plan some of which shares may have been sold. Such awards commenced vesting at a rate of 20% per year beginning on November 12, 1997. Each participant presently has voting power as to the shares awarded which have not been sold by such participant.
(5) Includes 28,160, 16,880 and 16,880 shares subject to options granted to Messrs. Landefeld, Becker and Smiley, respectively, which are currently exercisable or will become exercisable within 60 days and excludes 42,240, 25,320 and 25,320 shares subject to unexercisable options granted to Messrs. Landefeld, Becker and Smiley, respectively, under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year beginning November 12, 1997.
(6) Includes a total of 80,750 shares awarded under the Incentive Plan as to which voting may be directed. Includes a total of 80,700 options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days.

*    Less than 1% ownership as a percent of class.

-------------------------------------------------------------------------------

                        SECURITY OWNERSHIP OF SHAREHOLDER
                               HOLDING 5% OR MORE

-------------------------------------------------------------------------------


TITLE OF CLASS                      NAME AND ADDRESS OF BENEFICIAL                 NUMBER              PERCENT
                                               OWNER                                 OF                OF CLASS
                                                                                   SHARES

Common Stock                 Citizens Savings Bank, F.S.B. Employee Stock         223,937(1)            10.11%
                             Ownership Plan ("ESOP")
                             2101 North Veterans Parkway
                             Bloomington, Illinois 61704

Common Stock                 Investors of America, Limited Partnership            182,650(2)             8.25%
                             1504 Highway, #395 N #8-00508
                             Gardnerville, Nevada  89410

Common Stock                 Tidal Insurance Limited                               25,700(2)             1.16%
                             c/o Global Corporate & Trust Management, LTD
                             Zetlands, Nevis
                             West Indies

Common Stock                 FMR Corp.                                            172,000(3)             7.77%
                             82 Devonshire Street
                             Boston, Massachusetts  02109


(1) Shares of Common Stock were acquired by the ESOP in the Bank's conversion from mutual to stock form (the "Conversion"). The ESOP Committee administers the ESOP. First Bankers Trust, N.A. has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of the Record Date, 94,597 shares have been allocated to ESOP participants' accounts. Under the ESOP, unallocated shares held in a suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(2) Based upon information disclosed in Schedules 13D filed with the SEC on August 8, 1996. Investors of America, Limited Partnership ("Investors") and Tidal Insurance Limited ("Tidal") disclosed that they had sole power to vote or dispose of 182,650 and 25,700 shares of Common stock, respectively. Investors is the controlling shareholder of Tidal. Investors disclaimed beneficial ownership of the Common stock owned by Tidal in its Schedule 13D. Tidal and Investors own an aggregate of 208,350 shares of Common Stock or 9.41%.

(3) Based upon information disclosed in Schedule 13G filed with the SEC on February 12, 1999. FMR disclosed that it had sole power to vote or direct no shares of Common Stock and sole power to dispose of or direct the disposition of 172,000 shares of Common Stock. The Schedule 13G discloses that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the sole beneficial owner of 172,000 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.


                             EXECUTIVE COMPENSATION

-------------------------------------------------------------------------------

         The following table shows, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and other executive officers who accrued salary and bonus in excess of $100,000 in fiscal year 1998.

                                                COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                                        ------------------------------------------
                                                                                   AWARDS               PAYOUTS
                                    ----------------------------------- ----------------------------- ------------
                                                              OTHER                     SECURITIES
                                                             ANNUAL      RESTRICTED     UNDERLYING                  ALL OTHER
                                                            COMPEN-        STOCK         OPTIONS/         LTIP        COMPEN-
      NAME AND                        SALARY      BONUS      SATION        AWARDS          SARS          PAYOUTS      SATION
     PRINCIPAL               YEAR     ($)(1)      ($)(1)     ($)(2)        ($)(3)         (#)(4)          ($)(5)        ($)
      POSITION
-----------------------    -------- ------------ --------- ------------ -------------- -------------- ------------ -------------
C. William Landefeld...     1998     $193,789       -           -             -              -             -        $90,375(7)
 President and              1997      208,250       -           -             -              -             -         66,902(6)
 Chief Executive            1996      197,650     15,000        -          346,553        70,400           -         41,388
 Officer


Richard F. Becker......     1998      107,680       -           -             -              -             -         53,312(7)
 Senior Vice                1997      115,000       -           -             -              -             -         53,388(6)
 President and              1996      110,000     10,000        -          207,870        42,200           -         33,019
 Secretary

Dallas G. Smiley.......     1998      114,456       -           -             -              -             -         46,725(7)
 Senior Vice                1997      115,000       -           -             -              -             -         53,388(6)
 President,                 1996      110,000     10,000        -          207,870        42,200           -         34,356
 Treasurer and
 Chief Financial
 Officer

---------------------------

(1) Under Annual Compensation, the column entitled "Salary" includes directors' fees and amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan, pursuant to which employees may defer up to 15% of their compensation, up to the maximum limits under the Internal Revenue Code of 1986, as amended (the "Code"). The level of salary may vary due to limits imposed on contributions to 401(k) plans and employee stock ownership plans by the Code (see, footnotes (6) and (7) below). The column entitled "Bonus" consists of board approved discretionary Bonuses.
(2) For 1998, there were no (a) prerequisites over the lesser of $50,000 or 10% of the individual's total Salary and Bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Effective November 1, 1996, Messrs. Landefeld, Becker and Smiley were granted 28,175, 16,900 and 16,900 shares of Common Stock, respectively, pursuant to the Incentive Plan. Stock Awards granted in 1996 began vesting in five equal annual installments on November 12, 1997, the first anniversary date of the effective date of the grants.
(4) Includes options granted under the Incentive Plan during fiscal 1997.
(5) For 1998, 1997 and 1996, there were no payouts or awards under any long-term incentive plan.
(6) Includes 2,407, 2,407 and 2,407 shares of Common Stock awarded to Messrs. Landefeld, Becker and Smiley, respectively, pursuant to the Bank Employee Stock Ownership Plan ("ESOP"). Includes $5,700, $4,025 and $4,025 in employer contributions to the Bank's 401(k) Plan for Messrs. Landefeld, Becker and Smiley, respectively. Includes disability and life insurance premiums paid by the Bank of $1,387 for Mr. Landefeld. Includes $11,073, $621 and $621 in employer contribution to the Supplemental Executive Retirement Plan (the "SERP") for Messrs. Landefeld, Becker and Smiley, respectively, for the excess amount due under the 401(k) Plan and ESOP for the fiscal year ended December 31, 1997.

(7) Includes 2,400, 2,400 and 2,400 shares of Common Stock awarded to Messrs. Landefeld, Becker and Smiley, respectively, pursuant to the ESOP. Includes $6,400, $4,241 and $4,241 in employer contributions to the Bank's 401(k) plan for Messrs. Landefeld, Becker and Smiley, respectively. Includes disability and life insurance premiums paid by the Bank of $1,549 for Mr. Landefeld. Includes $49,126, $15,771 and $9,184 in employer contributions to the SERP for Messrs. Landefeld, Becker and Smiley, respectively, for the excess amount due under the 401(k) Plan and ESOP for the fiscal year ended December 31, 1998.

TOTAL OPTION EXERCISED IN 1998 AND YEAR END VALUES

         This table gives information for options exercised by each of the named executive officers in 1998 and the value (stock price less exercise price) of the remaining options held by those officers at year-end price of the Common Stock.

                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS/SARs AT          OPTIONS/SARs AT FISCAL
                                SHARES ACQUIRED   VALUE REALIZED     FISCAL YEAR-END (#)(1)          YEAR END ($)(2)
                                 FOR EXERCISE            ($)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                ---------------   --------------    -------------------------    -------------------------
    C. William Landefeld....           0                 0                 28,160/42,240               44,352/66,528
    Richard F. Becker.......           0                 0                 16,880/25,320               26,586/39,879
    Dallas G. Smiley........           0                 0                 16,880/25,320               26,586/39,879


    (1) The options in this table have an exercise price of $12.30 and became exercisable at an annual rate of 20% beginning November 12, 1997. The options will expire ten (10) years from the date of grant.
    (2) Based on market value of the underlying stock at the fiscal year end of $13.875, minus the exercise price. The market price on March 1, 1999 was $15.25 per share.

 OPTION GRANTS IN 1998

         No options were granted to any of the named executive officers in 1998.


                         OTHER COMPENSATION ARRANGEMENTS

-------------------------------------------------------------------------------

401(k) PLAN

         The Bank maintains the Profit Sharing and Savings Plan (the "Savings Plan"), which is a tax-qualified profit sharing and Salary reduction plan under Sections 401(a) and 401(k) of the Code. The Savings Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. An employee who works at least 1,000 scheduled hours per year is eligible to participate in the Savings Plan following the completion of one year of service and attainment of age 21. A participant is always 100% vested in his or her contributions. A participant must reach one year of vesting service (total time employed) before attaining a vested interest in the employer contribution, which commences following this one year period. Participants become 20% vested in employer matching contribution after one year of service, and increase the vested percentage by 20% for each year of service completed thereafter, until attaining 100% vesting after five years of service.

         Participants may make Salary reduction contributions to the Savings Plan up to the lesser of 15% of annual base Salary or the legally permissible limit (currently $10,000). The Savings Plan provides that, with respect to the first 2% contributed by the employee, the Bank will match 100% of such contribution with funds to be invested at the direction of the employee and, with respect to the next 2% contributed by the employee, the Bank will match 100% of such contribution with Common Stock. All participants receive a quarterly detailed statement including information regarding market value of the participant's investment and all contributions made on his or her behalf. Any withdrawals prior to age 59? are subject to a 10% tax penalty. Participants may borrow against the vested portion of their accounts.

         The Savings Plan has a profit-sharing component in addition to the matched employee contribution. The amount of the annual profit-sharing contribution, which is invested solely in Company Common Stock, is at the discretion of the Board of Directors.


EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

         The Bank established an ESOP and related trust for eligible employees effective on January 1, 1996. Employees employed with the Bank as of January 1, 1996 and employees of the Company or the Bank employed after such date, who have been credited with at least 1,000 hours during a twelve month period and who have attained the age of 21 will become participants. The ESOP purchased 8% of the Common stock issued in the Conversion. In order to fund the ESOP's purchase of Common Stock, the ESOP borrowed funds from the Company equal to 100% of the aggregate purchase price of the Common Stock. The loan is being repaid principally from the Company's or the Bank's contribution to the ESOP over a period of seven years and the collateral for the loan is the Common Stock purchased by the ESOP.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Bank has implemented a non-qualified SERP to provide certain officers and highly compensated employees, designated by the Board of Directors, with additional retirement benefits. The benefits provided under the SERP will make up the benefits lost to the SERP participants due to application of limitations on compensation and maximum benefits applicable to the Bank's tax qualified 401(k) Plan and ESOP. Benefits will be provided under the SERP at the same time and in the same form as the related benefits will be provided under the 401(k) Plan and ESOP.


TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank's current policy provides that all loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

EMPLOYMENT AGREEMENTS

         The Bank and the Company have entered into employment agreements (collectively, the "employment agreements") with Messrs. Landefeld, Becker and Smiley (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Landefeld, Becker and Smiley.

         The employment agreements provide for a three-year term. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The current base salaries for Messrs Landefeld, Becker and Smiley are $211,250, $123,600 and $123,600, respectively. In addition to the base Salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to Executive personnel.

         The employment agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base Salary payment due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue to pay for the Executive's life, health and disability coverage for the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

         Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreements), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the employment agreement; or (ii) three times the average of the five preceding taxable year's annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and the Company employment agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the cash compensation paid to Messrs. Landefeld, Becker and Smiley over the past five fiscal years and excluding any benefits under any employee plan which may be payable, the total amount of payments due under the employment agreements following a change in control would be approximately $1.4 Million.

         Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.


-------------------------------------------------------------------------------

                                PERFORMANCE GRAPH

-------------------------------------------------------------------------------

            The following graph compares the cumulative total shareholder return on the Company's common stock ("CBK") since May 1, 1996 (the time of the Company's initial public offering), with the cumulative return for the S&P 500 Index and the SNL AMEX Thrift Index over the same period, assuming the investment of $100 on May 1, 1996, and reinvestment of all dividends.

                               [PLOT POINT GRAPH]

                                                                         Period Ending

Index                                        05/01/96    12/31/96    06/30/97    12/31/97    06/30/98    12/31/98
-----                                        --------    --------    --------    --------    --------    --------
Citizens First Financial Corp.               100.00      136.90      147.62      192.86      175.00      132.14
S&P 500                                      100.00      114.82      138.48      153.14      180.27      196.90
SNL AMEX Thrift Index                        100.00      121.29      152.14      206.14      205.32      159.57

-------------------------------------------------------------------------------

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

-------------------------------------------------------------------------------


OVERVIEW

         The Committee establishes the salaries and other compensation of the Executive officers of the Company and its subsidiary, the Bank. In its deliberations, it may consult with a Compensation Committee of the Board of Directors of the Bank. The Committee makes recommendations and advises the full Board of Directors with respect to compensation of senior executives of the Company and the Bank, and approves, subject to ratification of the full Board, the compensation of C. William Landefeld, the President and Chief Executive Officer of the Company.

         The Company's executive compensation program is designed to:

         * retain executive officers by paying them competitively and rewarding them for superior performance

         * align the interests of the Executive to that of the shareholder by encouraging common stock ownership by the Executive; and

         * tie a portion of each Executive officers' compensation to the performance of both the Company and the individual goals set for each executive officer.

         We accomplish these goals through three methods of compensation:

         * SALARIES. The Committee evaluates salaries for comparable positions in the local market. The Committee strives to select salaries that are competitive in the market but not highest paid.

         * BONUS. The Committee and the Board of Directors have established a Bonus plan for key employees of the Bank including, but not limited to, executive officers. This plan provides for a corporate performance award based upon an objective requirement of corporate performance and an individual performance award.

         * STOCK OPTION AND STOCK AWARDS. The Company has a Stock Based Incentive Plan which permits the Company to award stock options or stock to employees and directors. In fiscal year 1998, the Company was unable to grant any such awards due to the fact that the number of shares reserved under the Incentive Plan had been exhausted. Because such program is essential to encouraging stock ownership and assures the alignment of interests of officers to shareholders, the Committee requested an increase in the number of shares. The full Board of Directors has concurred and the Company is submitting such request to shareholders.

CEO COMPENSATION

         Mr. Landefeld's Salary was increased 3% from $205,000 to $211,250. In making such increase, the Committee recognized Mr. Landefeld's contribution to the Company's financial performance. The Committee believes that Mr. Landefeld's salary is around the median for the Company's peer group.

         Mr. Landefeld's corporate performance award was based upon the Company's reaching certain earnings per share and return on equity targets. The Company awarded Mr. Landefeld a bonus of $27,675 in 1999 under the Bonus Plan for targets achieved in 1998.



TAX POLICY

         Section 162(m) of the Internal Revenue Code limits tax deductions available to the Company to $1 million for compensation paid to the Company's five most highly compensated officers unless certain requirements are met. Among such requirements are:

         *  the Committee be comprised entirely of outside directors; and

         * compensation over $1 million must be based upon performance goals approved by shareholders.

         The Company's Stock Based Incentive Plan does not meet those requirements because its Compensation Committee is not comprised solely of outside directors. The Bonus Plan does not currently meet those requirements as it has not been adopted by shareholders.

         At this time, it is not necessary for the Company to meet the requirements of 162(m) with respect to the Bonus Plan. The highest paid officers of the Company are not paid Salary and Bonus in amounts that would approach the $1 million dollar limitation.

         The Committee intends to monitor compensation so that the Company remains able to take deductions pursuant to the rules of 162(m). However, the Committee retains the right to award compensation that may not be deductible by the Company under Section 162(m) or otherwise.


BY:      THE COMPENSATION COMMITTEE

         Paul J. Hoffman
         C. William Landefeld
         Ronald C. Wells

-------------------------------------------------------------------------------

                           COMPLIANCE WITH SECTION 16

-------------------------------------------------------------------------------

         All Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934 except for Mr. Arthur J. Mier who was 75 days late in filing his initial statement of beneficial ownership and Mr. James A. Shirk who was 56 days late in filing his initial statement of beneficial ownership and 48 days late with respect to one Form 4 filing. Mr. Arthur J. Mier and Mr.
James A. Shirk are recently elected Directors of the Bank.


-------------------------------------------------------------------------------

                       REQUIREMENTS, INCLUDING DEADLINES,
           FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
                       AND OTHER BUSINESS OF SHAREHOLDERS

-------------------------------------------------------------------------------

         Under our By-laws, certain procedures are provided which a shareholder must follow to nominate persons for Director or to introduce an item of business at an Annual Meeting of Shareholders. Nominations for Directors or introduction of an item of business should be submitted in writing to the Company's secretary at 2101 North Veterans Parkway, Bloomington, Illinois 61704. The nomination or proposed item must be received no later than:

         * 90 days before the date originally fixed for such Annual Meeting provided there has been 100 days notice or prior public disclosure by the Company of the date of such meeting; or


         * the close of business on the tenth day following the date on which the Company's made such public disclosure if such disclosure was less than 100 days prior to the meeting.

         The nomination must contain the following information about the nominee:

         *  name

         *  age

         *  business and residence address

         * the number of shares of the Company's common stock held by the nominee

         * the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a Director; and

         * a signed consent of the nominee to serve as a director of the Company, if elected.

         Notice of a proposed item of business must include:

         * a brief description of the matter and the reasons for introducing such matter at the Annual Meeting;

         *  the shareholder's name and address;

         * the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

         *  any material interest of the shareholder in such business.

         The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         A shareholder complying with the above procedures may still not be entitled to have its proposals included in next year's proxy statement. Under the rules of the SEC, shareholder proposals must be received by us in writing addressed to: Richard Becker, Secretary at the office address set forth above no later than November 23, 1999 for inclusion in the proxy statement and form of proxy relating to that meeting.

         Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.



                                        By Order of the Board of Directors,



                                                 /s/Richard F. Becker

                                                 Richard F. Becker
                                                 Corporate Secretary

                                                                     APPENDIX A

                         CITIZENS FIRST FINANCIAL CORP.
                         1996 STOCK-BASED INCENTIVE PLAN
                  (AS AMENDED AND RESTATED ON JANUARY 25, 1999)



1.       DEFINITIONS.

         (a) "AFFILIATE" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as determined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

         (b) "ALTERNATE OPTION PAYMENT MECHANISM" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 13 hereof. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

         (c) "AWARD" means a grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options and Stock Awards under the provisions of this Plan.

         (d) "BANK" means Citizens Savings Bank, F.S.B.

         (e) "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Holding Company.

         (f) "CHANGE IN CONTROL" means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or

(B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

         (g) "CODE" means the Internal Revenue Code of 1986, as amended.

         (h) "COMMITTEE" means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who are defined as Non- Employee Directors as such term is defined under Rule 16b-3(b)(3)(i) under the Exchange Act as promulgated by the Securities and Exchange Commission.

         (i) "COMMON STOCK" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 17 hereof.

         (j) "DATE OF GRANT" means the effective date of an Award.

         (k) "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

         (l) [RESCINDED; RESERVED FOR FUTURE USE]

         (m) "EFFECTIVE DATE" means November 12, 1996, the effective date of the Plan. The Effective Date of this Amended and Restated Plan shall be January 25, 1999.

         (n) "EMPLOYEE" means any person who is currently employed by the Holding

Company or an affiliate, including officers, but such term shall not include Outside Directors.

         (o) "EMPLOYEE PARTICIPANT" means an Employee who holds an outstanding Award under the terms of the Plan.

         (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (q) "EXERCISE PRICE" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

         (r) "FAIR MARKET VALUE" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported by the American Stock Exchange ("AMEX") or the New York Stock Exchange ("NYSE") or the average of the high and low sale prices of the Common Stock as reported by Nasdaq Stock Market ("NASDAQ") each as published in the Wall Street Journal, if published, on such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the AMEX, NASDAQ or the NYSE, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith.

         (s) "HOLDING COMPANY" means Citizens First Financial Corp.

         (t) "INCENTIVE STOCK OPTION" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to be such under
Section 422 of the Code.

         (u) "LIMITED RIGHT" means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.

         (v) "NON-STATUTORY STOCK OPTION" means an Option to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee as a Non-statutory Stock Option or which is designated an Incentive Stock Option under Section 7 hereof, but does not meet the requirements of such under Section 422 of the Code.

         (w) "OPTION" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.

         (x) "OUTSIDE DIRECTOR" means a member of the Board of Directors of the Holding Company or its Affiliates, who is not also an Employee.

         (y) "OUTSIDE DIRECTOR PARTICIPANT" means an Outside Director who holds an outstanding Award under the terms of the Plan.

         (z) "PARTICIPANT(S)" means collectively an Employee Participant and/or an Outside Director Participant who hold(s) outstanding Awards under the terms of the Plan.

         (aa) "RETIREMENT" with respect to an Employee means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve as a consultant to or on the Board of Directors of the Holding Company or its Affiliates even if such Employee Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, "Retirement" means the termination of service from the Board of Directors of the Holding Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire, except that an Outside Director shall not be deemed to have "retired" for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.

         (bb) "STOCK AWARDS" are Awards of Common Stock which may vest immediately or over a period of time. Vesting of Stock Awards under Section 9 hereof may be contingent upon the occurrence of specified events or the attainment of specified performance goals as determined by the Committee.

         (cc) "TERMINATION FOR CAUSE" shall mean, in the case of an Outside Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of a material loss to the Holding Company or one of its affiliates caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act on Participant's part shall be "willful" unless done, or entitled to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its Affiliates.

         (dd) "TRUST" means a trust established by the Board in connection with this Plan to hold Plan assets for the purposes set forth herein.

         (ee) "TRUSTEE" means that person or persons and entity or entities approved by the Board to hold legal title to any of the Trust assets for the purposes set forth herein.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and Outside Directors and establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Employee Participants and Outside Director Participants in the Plan and on their legal representatives and beneficiaries.

         (b) Actual transference of the Award requires no, nor allows any, discretion by the Trustee.

3.       TYPES OF AWARDS AND RELATED RIGHTS.

         The following Awards and related rights as described below in Paragraphs 6 through 11 hereof may be granted under the Plan:
         (a)      Non-statutory Stock Options
         (b)      Incentive Stock Options
         (c)      Limited Right
         (d)      Stock Awards

4.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 17 hereof, the maximum number of shares reserved for Awards under the Plan is 519,450. Subject to adjustment as provided in Section 17 hereof, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 406,750. The maximum number of the shares reserved for award as Stock Awards is 112,700. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.

5.       ELIGIBILITY.

         Subject to the terms herein, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

6.       NON-STATUTORY STOCK OPTIONS.

         The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors, upon such terms and conditions as the Committee may determine in exchange for and upon surrender of previously granted Awards under this Plan.

Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

         (a) EXERCISE PRICE. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 3 hereof.

         (b) TERMS OF NON-STATUTORY STOCK OPTIONS. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options. Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Non-statutory Stock Option is not transferable and may be exercisable in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Non-statutory Stock Option is transferable by will or the laws of descent and distribution.

         (c) NSO AGREEMENT. The terms and conditions of any Non-statutory Stock Option granted shall be evidenced by an agreement (the "NSO Agreement") which shall be subject to the terms and conditions of the Plan.

         (d) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares, that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of a Non-statutory Stock Option, in the event of termination of the Participant's employment or service for Disability or death, all Non-statutory Stock Options held by such Participant shall immediately vest and be exercisable for one year after such termination of service, and, in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause.

7.       INCENTIVE STOCK OPTIONS.

         The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plans, from time to time, grant Incentive Stock Option to Employees. Incentive Stock Option granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) EXERCISE PRICE. The Exercise Price of each Incentive Stock Option shall be no less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to an Employee Participant, the Employee Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee Participant, or by or for any corporation, partnership, estate or trust of which such Employee Participant is a shareholder, partner or beneficiary), ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 13 hereof.

         (b) AMOUNTS OF INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Option is granted are exercisable for the first time by the Employee Participant during any calendar year (under all plans of the Employee Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award of an Incentive Stock Option under this Section 7 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.

         (c) TERMS OF INCENTIVE STOCK OPTIONS. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted. The designation of a beneficiary does not constitute a transfer.

         The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The Committee may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Incentive Stock Option becoming exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Committee may in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph shall not create a right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

         (d) ISO AGREEMENT. The terms and conditions of any Incentive Stock Option granted shall be evidenced by an agreement (the "ISO Agreement") which shall be subject to the terms and conditions of the Plan.

         (e) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, upon the termination of an Employee Participant's employment for any reason other than Disability, death or Termination for Cause, the Employee Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein or contained in any ISO Agreement relating to an award of an Incentive Stock Option, in the event of termination of the Employee Participant's employment for Disability or death, all Incentive Stock Options held by such Employee Participant shall immediately vest and be exercisable for one year after such termination, and, in the event of Termination for Cause, all rights under the Employee Participant's Incentive Stock Options shall expire immediately upon termination.

         (f) COMPLIANCE WITH CODE. The Incentive Stock Options granted under this Section 7 are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.       LIMITED RIGHT.

         Simultaneously with the grant of any Option to an Employee or Outside Director, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

         (a) TERMS OF RIGHTS. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right my be exercised only in the event of a Change in Control.

         The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

         Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

         (b) PAYMENT. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Payments shall be less any applicable tax withholding as set forth in Section 18 hereof.

         (c) POOLING OF INTERESTS In the event that the Company intends that a Change in Control of the Company is to be accounted for as a pooling of interests, the Limited Rights shall be void and of no effect, unless the Committee receives an opinion, dated as of the Change in Control, from the independent auditors of the surviving company, that the Limited Rights will not prevent the Change in Control from being accounted for as a pooling of interests.

9.       STOCK AWARD.

         The Committee may, subject to the limitations of the Plan, from time to time, make an Award of some number of shares of Common Stock to Employees and Outside Directors. The Awards shall be made subject to the following terms and conditions:

         (a) PAYMENT OF THE STOCK AWARD. The Stock Award may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan but unawarded at the time the new Stock Award is made.

         (b) TERMS OF THE STOCK AWARDS. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 9, the Committee may, in its sole discretion, accelerate the vesting of any Stock Award. The acceleration of any Stock Award under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

         (c) STOCK AWARD AGREEMENT. The terms and conditions of any Stock Award shall be evidenced by an agreement (the "Stock Award Agreement") which such Stock Award Agreement will be subject to the terms and conditions of the Plan. Each Stock Award Agreement shall set forth:

                  (i)      the period over which the Stock Award will vest;

                  (ii) the performance goals, if any, which must be satisfied prior to the vesting of any installment or portion of the Stock Award. The performance goals may be set by the Committee on an individual level, for all Participants, for all Awards made during a given period of time, or for all Awards for indefinite periods;

         (d) CERTIFICATION OF ATTAINMENT OF THE PERFORMANCE GOAL. No Stock Award or portion thereof that is subject to a performance goal is to be distributed to the Participant until the Committee certifies that the underlying performance goal has been achieved.

         (e) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Stock Award Agreement relating to an award of a Stock Award, in the event of termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest and, in the event of the Participant's Termination for Cause, the Participant's unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

         (f) NON-TRANSFERABILITY. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

                  (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

                  (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock

                           Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.

                  (iii) If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Stock Award.

         (g) ACCRUAL OF DIVIDENDS. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out.

         (h) VOTING OF STOCK AWARDS. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Trustee as to the voting of such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

10.      [RESCINDED; RESERVED FOR FUTURE USE]


11.      [RESCINDED; RESERVED FOR FUTURE USE]


12.      PAYOUT ALTERNATIVES.

         Payments due to a Participant upon the exercise or redemption of an Award, may be made subject to the following terms and conditions:

         (a) DISCRETION OF THE COMMITTEE. The Committee has the sole discretion to determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions of payments for all Awards. If the Committee requests any or all Participants to make an election as to form of distribution or payment, it shall not be considered bound by the election.

         (b) PAYMENT IN THE FORM OF COMMON STOCK. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant. The Committee may use Common Stock in the form of treasury Common Stock, authorized but unissued Common Stock or may direct the Trustee to purchase such Common Stock in market transactions to satisfy the Holding Company's obligations under this Plan.

13.      ALTERNATE OPTION PAYMENT MECHANISM.

         The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the ISO or NSO Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

         (a) CASH PAYMENT. The exercise price may be paid in cash or by certified check.

         (b) BORROWED FUNDS. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

         (c) EXCHANGE OF COMMON STOCK.

             (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of "pyramiding transactions" whereby some number of Options are exercised, then the shares gained through the exercise are tendered back to the Holding Company as payment for a greater number of Options. This transaction may be repeated as needed to exercise all of the Options available.

             (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

14.      RIGHT OF A SHAREHOLDER ON TRANSFERABILITY.

         No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

         Except as permitted under the Code (with respect to Incentive Stock Options) and the rules promulgated pursuant to Section 16(b) of the Exchange Act or any successor statutes or rules, no Award under the Plan shall be transferable by the Participant other than by will or the laws of intestate succession or pursuant to a domestic relations order or unless determined otherwise by the Committee.

15.      AGREEMENT WITH GRANTEES.

         Each Award will be evidenced by a written agreement(s) (whether constituting an NSO Agreement, ISO Agreement, Stock Award Agreement or any combination thereof), executed by the Participant and the Holding Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price if any, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, the Board of Directors, tax law considerations or applicable securities law considerations.

16.      DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered tn the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

17.      DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

         (c) adjustments in the purchase price of outstanding incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

18.      TAX WITHHOLDING.

         Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

19.      AMENDMENT TO THE PLAN.

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

         Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

         No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

20.      EFFECTIVE DATE OF PLAN.

         The Plan became effective upon being ratified by shareholders on November 12, 1996. This Amended and Restated Plan shall become effective upon being presented to shareholders for (i) ratification of the additional shares of Common Stock authorized for Awards in the form of

Incentive or Non-statutory Stock Options, as reflected in Section 4 of the Plan (the "Additional Share Ratification"); and (ii) the ratification of the provisions of Section 23 of the Plan (the "Section 23 Ratification"). The failure to obtain Additional Share Ratification shall nullify the effect of any Incentive or Non-statutory Stock Options that were not authorized by the Plan as previously approved by shareholders and which are being authorized by this amended and restated Plan. The failure to obtain Section 23 Ratification shall nullify only the provisions of Section 23 of the Plan.

21.      TERMINATION OF THE PLAN.

         The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

22.      APPLICABLE LAW.


The Plan will be administered in accordance with the laws of the State of Delaware and applicable federal law.

23.      COMPLIANCE WITH OTS CONVERSION REGULATIONS.

         Notwithstanding any other provision contained in this Plan:

         (a) unless the Plan is approved by a majority vote of the outstanding shares of the Holding Company eligible to be cast at a meeting of stockholders to consider the Plan, as determined by Delaware law, the Plan shall not become effective or implemented prior to May 1, 1997;

         (b) no Award granted prior to May 1, 1997 shall become vested or exercisable at a rate in excess of 20% of the total number Stock Awards or Options (whichever may be the case) granted to such Participant, provided, that Awards shall become fully vested or immediately exercisable in the event of a Participant's termination of service due to death or disability and, provided further, that the Committee may determine to modify the terms of any Award after May 1, 1997 to provide for acceleration of the vesting or exercisability of such Award, including a modification or amendment to provide that such Award shall become fully vested or immediately exercisable in the event of a Change in Control;

         (c) no Award granted to any individual employee prior to May 1, 1997 may exceed 25% of the total amount of Awards which may be granted under the Plan;

         (d) no Award granted to any individual Outside Director prior to May 1, 1997 may exceed 5% of the total amount of Awards which may be granted under the Plan;


         (e) the aggregate amount of Awards granted to all Outside Director prior to May 1, 1997 may not exceed 30% of the total amount of awards which may be granted under the Plan.

24.      DELEGATION OF AUTHORITY.

         The Committee may delegate all authority for the determination or forms of payment to be made by or received by the Plan; the execution of Award agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Holding Company or the Bank. The Committee may rely on the descriptions, representations, report, and estimate provided to it by the management of the Holding Company or the Bank for determinations to be made pursuant to the Plan, including the attainment of performance goals. However, only the Committee or a portion of the Committee may certify the attainment of a performance goal.

         IN WITNESS WHEREOF, Citizens First Financial Corp. has adopted their Amended and Restated Plan, to be executed by a designee of the Board of Directors effective as of the 25th day of January, 1999.


[CORPORATE SEAL]                   CITIZENS FIRST FINANCIAL CORP.


AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS:


January 25, 1998                   By:/s/C. William Landefeld
----------------                      -----------------------------------------
Date                                     C. William Landefeld
                                         President and Chief Executive Officer


Date of Shareholder Approval:  ____________, 1999

[X]  PLEASE MARK VOTES                         REVOCABLE PROXY
     AS IN THIS EXAMPLE                  CITIZENS FIRST FINANCIAL CORP.                                               WITH-  FOR ALL
                                                                                                                FOR   HOLD   EXCEPT
                 ANNUAL MEETING OF STOCKHOLDERS                        C    1. The election as directors of the
                         APRIL 26, 1999                                O       nominees listed:                 [ ]    [ ]    [ ]
                    10:00 a.m., CENTRAL TIME                           M
                                                                       M       Jeffrey M. Solberg     C. William Landefeld
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR     O
        THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 1999           N    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                                            INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
     The undersigned hereby appoints the official proxy committee of        THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
the Board of Directors of Citizens First Financial Corp. (the
"Company"), each with all power of substitution, to act as proxies for     --------------------------------------------------------
the undersigned, and to vote all shares of Common Stock of Citizens
First Financial Corp. which the undersigned is entitled to vote at the      2. The ratification of the          FOR AGAINST ABSTAIN
Annual Meeting of Stockholders, to be held on April 26, 1999 at 10:00          appointment of Olive LLP as      [ ]   [ ]     [ ]
a.m., Central Time, at Jumer's Chateau, 1601 Jumer Drive, Bloomington,         independent auditors of Citizens
Illinois and at any and all adjournments thereof as indicated.                 First Financial Corp. for the
                                                                               fiscal year ending December 31,
                                                                               1999.

                                                                            3. Approval to eliminate            FOR AGAINST ABSTAIN
                                                                               restrictions and to authorize    [ ]   [ ]     [ ]
                                                                               committee action concerning
                                                                               vesting and awards under the
                                                                               Stock Incentive Plan.

                                                                            4. Approval of increase in the      FOR AGAINST ABSTAIN
                                                                               number of shares reserved in the [ ]   [ ]     [ ]
                                        -------------------------------        Stock Incentive Plan.
Please be sure to sign and date         Date
 this Proxy in the box below.           -------------------------------                 THIS PROXY IS SOLICITED ON BEHALF OF
                                                                                               THE BOARD OF DIRECTORS

-----Stockholder sign above--------Co-holder (if any) sign above-------                THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                                          "FOR" EACH OF THE LISTED PROPOSALS.

-----------------------------------------------------------------------------------------------------------------------------------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                         CITIZENS FIRST FINANCIAL CORP.

--------------------------------------------------------------------------------
     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

     IMPORTANT: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 22, 1999.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full name. If shares are held jointly, each holder may sign but only one signature is required.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------